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                                                           Exhibit 99.14(b)



CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement of Prudential
National Municipals Fund, Inc. of our report on the financial statements of the Hawaii Income Series of Prudential Municipal Series Fund dated October 14, 1996, which is a part of such Registration Statement, and to the references to us under the headings "Financial Highlights" in the Prospectus dated November 1, 1996, which is incorporated by reference in such Registration Statement.

Deloitte & Touche LLP
New York, New York
April 30, 1997